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                                                                     EXHIBIT 2.1


                              AMENDMENT NO. 2 TO
                         AGREEMENT AND PLAN OF MERGER

     This Amendment No. 2 (this "AMENDMENT") dated May 17, 2001, to that certain Agreement and Plan of Merger dated December 22, 2000 (as in effect on the date hereof, the "AGREEMENT"), is entered into by PetroCorp Incorporated, a Texas corporation ("PARENT"), PetroCorp Acquisition Company, a Delaware corporation ("MERGER SUB"), and Southern Mineral Corporation, a Nevada corporation ("COMPANY"). Parent, Merger Sub and Company are herein referred to collectively as the "PARTIES." Terms defined in this Amendment have the meanings specified herein, and capitalized terms not defined herein, but defined in the Agreement, are used herein as therein defined.

                              W I T N E S S E T H:

     WHEREAS, Parent, Merger Sub and Company are parties to the Agreement wherein Company will merge into Merger Sub (the "MERGER");

     WHEREAS, the Board of Directors of each of Parent, Merger Sub and Company have determined that it is in the best interest of each of Parent, Merger Sub and Company and their respective shareholders to extend the termination date of the Merger Agreement until June 7, 2001 to allow the Company's shareholders a greater amount of time to exercise their right to make elections to receive shares of PetroCorp common stock in the Merger; and

     WHEREAS, the Board of Directors of each of Parent, Merger Sub and Company have unanimously approved and the Parties have agreed that the Merger Agreement should be amended to extend the termination date of the Merger until June 7, 2001.

     NOW, THEREFORE in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby stipulate and agree as follows:

     1. Amendments. The Agreement shall be and is hereby amended by deleting the phrase "May 31, 2001" from Section 7.1(c) and substituting the phrase "June 7, 2001" in place thereof.

     2. No Other Waivers or Amendments. Except as expressly waived or amended hereby, the Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

     3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

     4. Counterparts. This Amendment may be executed by one or more of the Parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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     5.  Further Assurances.  Subject to the terms and conditions set forth in this Amendment, each of the Parties agrees to use all reasonable commercial efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Amendment. In case, at any time after the execution of this Amendment, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

     6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized representatives effective as of the day and year first written in the preamble.


                                        PETROCORP INCORPORATED

                                        By: /s/ Gary R. Christopher
                                           ----------------------------------
                                        Name: Gary R. Christopher
                                             --------------------------------
                                        Title: President and CEO
                                              -------------------------------


                                        PETROCORP ACQUISITION COMPANY

                                        By: Gary R. Christopher
                                           ----------------------------------
                                        Name: Gary R. Christopher
                                             --------------------------------
                                        Title: President & CEO
                                              -------------------------------


                                        SOUTHERN MINERAL CORPORATION

                                        By: /s/ Steven H. Mikel
                                           ----------------------------------
                                        Name: Steven H. Mikel
                                             --------------------------------
                                        Title: President
                                              -------------------------------